Exhibit 10.1

Sixth Amendment to Loan Documents

THIS SIXTH AMENDMENT TO LOAN DOCUMENTS (this “Amendment”), dated as of September 30, 2021 (“Effective Date”), by and between LSI INDUSTRIES INC., an Ohio corporation (the “Borrower”), and PNC BANK, NATIONAL ASSOCIATION, a national banking association (the “Bank”).

BACKGROUND

A.         The Borrower has executed and delivered to the Bank one or more promissory notes, loan agreements, security agreements, mortgages, pledge agreements, collateral assignments, and other agreements, instruments, certificates and documents, some or all of which are more fully described on the attached Exhibit A, which is made a part of this Amendment (collectively as amended from time to time, the “Loan Documents”) which evidence or secure some or all of the Borrower’s obligations to the Bank for one or more loans or other extensions of credit (the “Obligations”).

B.         The Borrower and the Bank desire to amend the Loan Documents as provided for in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1.         Certain of the Loan Documents are amended as set forth in Exhibit A. Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Amendment. This Amendment is deemed incorporated into each of the Loan Documents. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Documents. To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

2.         The Borrower hereby certifies that: (a) all of its representations and warranties in the Loan Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment: (i) true and correct as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Amendment by reference, (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained, and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms. The Borrower confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

3.         The Borrower hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Borrower or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Borrower’s existing and future Obligations to the Bank, as modified by this Amendment.

4.         As a condition precedent to the effectiveness of this Amendment, the Borrower shall comply with the terms and conditions (if any) specified in Exhibit A.

5.         To induce the Bank to enter into this Amendment, the Borrower waives and releases and forever discharges the Bank and its officers, directors, attorneys, agents, and employees from any liability, damage, claim, loss or expense of any kind that it may have against the Bank or any of them arising out of or relating to the Obligations as of the date hereof. The Borrower further agrees to indemnify and hold the Bank and its officers, directors, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including reasonable attorneys’ fees) suffered by or rendered against the Bank or any of the other indemnified parties on account of any claims arising out of or relating to the Obligations as of the date hereof. The Borrower further states that it has carefully read the foregoing release and indemnity, knows the contents thereof, and grants the same as its own free act and deed.

6.         This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart. Upon written request by the other party (which may be made by electronic mail), any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

7.         Notwithstanding any other provision herein or in the other Loan Documents, the Borrower agrees that this Amendment, the Note, the other Loan Documents, any other amendments thereto and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Bank’s option, be in the form of an electronic record. Any Communication may, at the Bank’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention. The Borrower and the Bank acknowledge and agree that the methods for delivering Communications, including notices, under the Loan Documents include electronic transmittal to any electronic address provided by either party to the other party from time to time.

8.         This Amendment will be binding upon and inure to the benefit of the Borrower and the Bank and their respective heirs, executors, administrators, successors and assigns.

9.         This Amendment has been delivered to and accepted by the Bank and will be deemed to be made in Cincinnati, Ohio. This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of Ohio, excluding its conflict of laws rules, including without limitation the Electronic Transactions Act (or equivalent) in such State (or, to the extent controlling, the laws of the United States of America, including without limitation the Electronic Signatures in Global and National Commerce Act).

10.         Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Bank’s rights and remedies (all of which are hereby reserved). The Borrower expressly ratifies and confirms the waiver of jury trial provisions contained in the Loan Documents.

[signature page follows]

WITNESS the due execution of this Amendment as a document under seal as of the date first written above.

LSI INDUSTRIES INC.

By: /s/James Galeese

Print Name:         James Galeese

Title:         EVP, CFO

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Edward McGarry

Print Name:         Edward McGarry

Title:         Senior Vice President

EXHIBIT A TO

SIXTH AMENDMENT TO LOAN DOCUMENTS

DATED AS OF SEPTEMBER 30, 2021

(LSI Industries Inc.)

A.	The “Loan Documents” that are the subject of this Amendment include the following (as any of the following have previously been amended, supplemented or otherwise modified):

1.	Amended and Restated Loan Agreement dated as of June 19, 2014 (the “Loan Agreement”) between the Borrower and the Bank;
2.	$100,000,000 Fifth Amended and Restated Revolving Line of Credit Note dated as of March 30, 2021 (the “Revolving Note”) made by the Borrower in favor of the Bank;
3.	Second Amended and Restated Line of Credit and Investment Sweep Rider dated as of March 30, 2021 (the “Sweep Rider”) between the Borrower and the Bank;
4.

Third Amended and Restated Guaranty Agreement dated as of February 21, 2017 (the “Guaranty”) made by the guarantors party thereto in favor of the Bank with respect to the obligations of the Borrower to the Bank; and

5.	All other documents, instruments, agreements, and certificates executed and delivered in connection with the Loan Documents listed in this Section A.

B.	The Loan Documents are amended as follows:

1.

Concurrently with the execution and delivery of this Amendment, the Borrower shall execute and deliver to the Bank a restated note (the “Restated Note”) evidencing the Revolving Loan (as defined in the Loan Agreement) in the principal amount of $75,000,000, in form and substance satisfactory to the Bank. Upon receipt by the Bank of the Restated Note, the existing Revolving Note shall be canceled; the Revolving Loan and all accrued and unpaid interest on the existing Revolving Note shall thereafter be evidenced by the Restated Note; and all references to the “Revolving Note” evidencing the Revolving Loan in any documents relating thereto shall thereafter be deemed to refer to the Restated Note. Without duplication, the Restated Note shall not constitute a novation and shall in no way extinguish the Borrower’s unconditional obligation to repay all indebtedness, including accrued and unpaid interest, evidenced by the existing Revolving Note.

2.	The first paragraph of Section 1.1 of the Loan Agreement is hereby deleted and replaced with the following:

1.1.         Loans. The Bank has made or may make one or more loans (collectively, the “Loans”) to the Borrower subject to the terms and conditions and in reliance upon the representations and warranties of the Borrower set forth in this Agreement. The Loans shall be used by the Borrower for general corporate purposes including acquisitions permitted hereunder. As of September 30, 2021, the Loans include a revolving credit loan (the “Revolving Loan”) in the principal amount of up to $75,000,000 and a term loan (the “Term Loan”) in the principal amount of $25,000,000. The Loans are or will be evidenced by a promissory note or notes of the Borrower and all renewals, extensions, amendments and restatements thereof (if one or more, collectively, the “Note”) acceptable to the Bank, which may set forth the interest rate, repayment and other provisions, the terms of which are incorporated into this Agreement by reference.

3.	The table set forth in subsection (a) of Section 1.4 (Applicable Margin) of the Loan Agreement is hereby deleted and replaced with the following:

Pricing Level	Leverage Ratio	LIBOR Applicable Margin	Base Rate Applicable Margin	Facility Fee Applicable Margin
I	≤ 1.00x	1.00%	0.00%	0.150%
II	> 1.00x & ≤ 1.50x	1.25%	0.25%	0.175%
III	> 1.50x & ≤ 2.00x	1.50%	0.50%	0.175%
IV	> 2.00x & ≤ 2.50x	1.75%	0.75%	0.200%
V	> 2.50x & ≤ 3.00x	2.00%	1.00%	0.225%
VI	> 3.00x	2.25%	1.25%	0.250%

4.	Section 4.11(a) of the Loan Agreement is hereby deleted and replaced with the following:

(a)         Fixed Charge Coverage Ratio. The Borrower shall maintain as of the end of each fiscal quarter, on a rolling four quarters basis, a Fixed Charge Coverage Ratio of at least 1.15 to 1.00.

5.	Section 4.11(b) of the Loan Agreement is hereby deleted and replaced with the following:

(b)         Leverage Ratio. The Borrower shall maintain a Leverage Ratio of not more than the following for the following periods:

Period	Ratio
Four (4) fiscal quarters ending September 30, 2021	3.50 to 1.00
Four (4) fiscal quarters ending December 31, 2021	3.50 to 1.00
Four (4) fiscal quarters ending March 31, 2022	3.50 to 1.00
Four (4) fiscal quarters ending June 30, 2022	3.00 to 1.00
Four (4) fiscal quarters ending each quarter thereafter	3.00 to 1.00

6.	The definition of “Consolidated EBITDA” set forth in Section 4.11 of the Loan Agreement is hereby deleted and replaced with the following:

“Consolidated EBITDA” means, for the relevant period, the sum of the Borrower’s (i) Consolidated net income, (ii) Consolidated income tax expense, (iii) Consolidated interest expense, (iv) Consolidated depreciation and amortization expenses and (v) other Consolidated non-cash expenses for the Borrower, all determined in accordance with GAAP; provided that there shall be excluded from Consolidated net income any extraordinary items of gain or loss (including, without limitation, those items created by mandated changes in GAAP). Without duplication of amounts otherwise included in the Borrower’s Consolidated net income, Consolidated EBITDA for any relevant period shall be calculated on a basis approved by the Bank in its reasonable credit judgment after giving pro forma effect to any Permitted Acquisition made during such relevant period as if such Permitted Acquisition had occurred on the first day of such relevant period.

7.	The following definition is hereby added to Section 4.11 of the Loan Agreement in appropriate alphabetical order:

“Fixed Charge Coverage Ratio” means (i) Consolidated EBITDA, divided by (ii) the sum of Consolidated capital expenditures plus Consolidated cash taxes paid plus Consolidated cash interest expense plus dividends plus Current Maturities.

8.	Schedule 3.15 to the Loan Agreement is hereby deleted and replaced with the following:

Schedule 3.15 - Equity Interests; Subsidiaries & Partnerships.

LSI MidWest Lighting Inc.

LSI Adapt Inc.

Grady McCauley Inc.

LSI Integrated Graphics LLC – 100% owned by LSI Lightron Inc.

LSI Kentucky, LLC

LSI Lightron Inc.

LSI Retail Graphics LLC – 100% owned by LSI Lightron Inc.

LSI ADL Technology LLC

LSI Controls Inc.

Atlas Lighting Products, Inc.

LSI Fresh Subsidiary Inc.

JSI Holding Corp. –100% owned by LSI Fresh Subsidiary Inc.

JSI SF Incorporated –100% owned by JSI Holding Corp.

Milo Holding Corp. –100% owned by JSI Holding Corp.

JSI Store Fixtures Canada Inc. –100% owned by JSI SF Incorporated

JSI Store Fixtures Incorporated –95% owned by Milo Holding Corp.

and 5% owned by JSI SF Incorporated

C.	Conditions to Effectiveness of Amendment: The Bank’s willingness to agree to the amendments set forth in this Amendment is subject to the prior satisfaction of the following conditions:

1.

Amendment and Related Documents. The Bank shall have received from the Borrower and each Guarantor, as applicable, a duly executed counterpart of this Amendment (including the attached Consent), the Sixth Amended and Restated Revolving Line of Credit Note in the principal amount of $75,000,000 of even date herewith made by the Borrower in favor of the Bank, the Term Note in the principal amount of $25,000,000 of even date herewith made by the Borrower in favor of the Bank, the Guaranty Agreement of LSI Fresh Subsidiary Inc. in favor of the Bank, and such other certificates, documents, instruments and agreements as the Bank shall reasonably request.

2.

Legal Fees. The Borrower shall have paid, or reimbursed the Bank for, the reasonable fees and expenses of the Bank’s counsel in connection with the preparation, negotiation, execution and delivery of this Amendment and the related documents.

3.

Costs and Expenses. The Borrower shall have paid, or reimbursed the Bank for, all other costs and expenses incurred by the Bank in connection with the structuring of the transactions contemplated by this Amendment and the negotiation, execution and delivery of this Amendment and the related documents.

CONSENT OF GUARANTOR

Each of the undersigned guarantors (individually and collectively, the “Guarantor”) consents to the provisions of the foregoing Amendment and all prior amendments (if any) and confirms and agrees that: (a) the Guarantor’s obligations under its Third Amended and Restated Guaranty Agreement dated as of February 21, 2017 (the “Guaranty”) relating to the Obligations mentioned in the Amendment shall be unimpaired by the Amendment; (b) the Guarantor has no defenses, set offs, counterclaims, discounts or charges of any kind against the Bank, its officers, directors, employees, agents or attorneys with respect to the Guaranty; and (c) all of the terms, conditions and covenants in the Guaranty remain unaltered and in full force and effect and are hereby ratified and confirmed and apply to the Obligations, as modified by the Amendment. The Guarantor certifies that all representations and warranties made in the Guaranty are true and correct.

The Guarantor hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Guarantor or third parties (if applicable), shall continue unimpaired and in full force and effect, shall cover and secure all of the Guarantor’s existing and future Obligations to the Bank, as modified by the Amendment.

The Guarantor ratifies and confirms the indemnification and waiver of jury trial provisions contained in the Guaranty.

WITNESS the due execution of this Consent as a document under seal as of the date of the Amendment, intending to be legally bound hereby.

LSI MIDWEST LIGHTING INC.

LSI ADAPT INC.

GRADY McCAULEY INC.

LSI INTEGRATED GRAPHICS LLC

LSI KENTUCKY, LLC

LSI LIGHTRON INC.

LSI RETAIL GRAPHICS LLC

LSI ADL TECHNOLOGY LLC

LSI CONTROLS INC.

ATLAS LIGHTING PRODUCTS, INC.

By: /s/ James Galeese

Print Name:         James Galeese

Title:         EVP, CFO